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                                                                 EXHIBIT 10(iii)

                               AMENDMENT TO THE
                               MAF BANCORP, INC.
           AMENDED AND RESTATED 1993 PREMIUM PRICE STOCK OPTION PLAN
           ---------------------------------------------------------

     The MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan is hereby amended as follows:

     1.   Section 8.1(a) is amended to read:

          (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be (i) 133% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to executive officers pursuant to
     Section 7(a); (ii) 110% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to non-employee directors pursuant to Section 7(b); and (iii) not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to employees other than executive officers pursuant to Section 7(c). Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(j).

               As soon as practicable after receipt of full payment, the Holding Company shall deliver to the Participant a certificate or certificates representing acquired shares of Common Stock.

               Notwithstanding the foregoing, if the Option price payable with respect to the exercise of any Options by a Participant who has a deferral election in effect under the Holding Company's Stock Option Gain Deferral Plan (the "Gain Deferral Plan") is paid solely by surrendering Common Stock (which meets the requirements set forth in the Gain Deferral Plan), the Holding Company shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of shares of Common Stock determined by dividing (i) the excess of
     (A) the Fair Market Value of the shares of Common Stock purchased pursuant to such Option exercise, over (B) the aggregate exercise price of the shares of Stock purchased, by (ii) the Fair Market Value of one share of Common Stock. In addition, as soon as practicable after receipt of the shares of Common Stock representing the Option exercise price, the Holding Company shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate Option exercise price paid. For purposes of the foregoing, the exercise of any Option will be deemed to have occurred at 5:00 p.m. Central Daylight Time on the immediately preceding business day and Fair Market Value shall be determined as of such time.
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     2.   Section 15 is amended in its entirety to read:

          15. Tax Withholding. The Holding Company may withhold, at the election of the Participant, from Common Stock to be issued or cash to be paid under the Plan, the number of shares of Common Stock having a Fair Market Value equal to, or cash in the amount of, or a combination of shares and cash equal to, the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes; provided, however, that in the event a deferral election is in effect with respect to the shares of Common Stock deliverable upon exercise of an Option, then the Participant may elect to have any such withholding made from the Common Stock tendered to exercise such Option. Alternatively, a Participant may pay to the Holding Company the amount of cash required to be withheld in lieu of any withholding of distribution under the Plan.

                                   * * * * *

     In accordance with authorizations and directions of the Board of Directors of MAF Bancorp, Inc., the foregoing Amendment to the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan is hereby adopted effective as of June 22, 1999, by the undersigned duly authorized officers.

                              /s/ Allen Koranda
                              ------------------------------------
                              Chairman and Chief Executive Officer


/s/ Carolyn Pihera
----------------------
      Secretary

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